                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Host Marriott Services Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

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                 [LOGO OF HOST MARRIOTT SERVICES APPEARS HERE]

                              6600 Rockledge Drive
                            Bethesda, Maryland 20817

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY MAY 13, 1997

April 9, 1997

The Annual Meeting of Shareholders of Host Marriott Services Corporation (the "Company") will be held on Tuesday, May 13, 1997, at 11:00 a.m. at the Marina Beach Marriott Hotel, 4100 Admiralty Way, Marina Del Rey, California 90292. Doors to the meeting will open at 10:30 a.m.

The meeting will be conducted:

  1. To consider and vote upon the following proposals described in the accompanying Proxy Statement, which provide for:

    (i) Proposal One: The election of Richard E. Marriott, Gilbert T. Ray, and R. Michael McCullough as directors for three-year terms expiring at the 2000 Annual Meeting; and

    (ii) Proposal Two: The ratification of the appointment of Arthur Andersen LLP as independent auditors.

  2. To transact any other business properly before the meeting.

Shareholders of record of the Company's Common Stock at the close of business on March 28, 1997 will be entitled to notice of and to vote at this meeting.



                                         /s/ Joe P. Martin

                                         Joe P. Martin
                                         General Counsel

               PLEASE REFER TO THE NOTE ON THE OUTSIDE BACK COVER
             FOR INFORMATION ON ACCOMMODATIONS AND TRANSPORTATION.


EACH SHAREHOLDER IS RESPECTFULLY REQUESTED BY THE BOARD OF DIRECTORS TO EXECUTE
 AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       HOST MARRIOTT SERVICES CORPORATION

                 6600 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1997

INTRODUCTION

This Proxy Statement is being furnished to shareholders of Host Marriott Serv-ices Corporation (the "Company"), in connection with the solicitation of prox-ies by the Board of Directors of the Company. It is being sent to holders of record of the Company's outstanding shares of common stock, as of the close of business on March 28, 1997 for use at the Annual Meeting of Shareholders of the Company to be held on May 13, 1997, at 11:00 a.m., at the Marina Beach Marriott Hotel, 4100 Admiralty Way, Marina Del Rey, California 90292, and at any ad-journment or postponement of the meeting. This Proxy Statement, Notice of Meet-ing, and the accompanying proxy card are first being mailed to the Company's shareholders of record on or about April 9, 1997. The Company's 1996 Annual Re-port and the Company's Securities and Exchange Commission Form 10-K for the 1996 fiscal year ended January 3, 1997 also are being mailed with this Proxy Statement. Please be kind enough to carefully review the contents of this Proxy Statement and then sign and return the enclosed proxy card in the stamped enve-lope included with this Proxy Statement.

VOTING AT THE MEETING

To vote at the Annual Meeting, a person must have been the record holder of Company Common Stock at the close of business on March 28, 1997, which is the Record Date. Holders of eligible shares of Company Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Company Common Stock enti-tled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A quorum is necessary to permit action to be taken by the shareholders at the meeting. The affirmative vote of the holders of at least a majority of the shares of Company Common Stock present in person or represented by properly executed proxy at the Annual Meeting is required to approve Pro-posal Two relating to the ratification of the appointment of the Company's in-dependent auditors.

Under Delaware law, shares represented at the Annual Meeting (either by prop-erly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not autho-rized to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quo-rum. Abstentions as to Proposal Two will have the same effect as votes against the proposal. Broker non-votes, however, will be treated as unvoted for pur-poses of determining approval of the proposal (and therefore will reduce the absolute number--although not the percentage--of the votes needed for approval) and will not be counted as votes for or against such proposals.

The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. "Plurality" means that the three individuals who receive the largest number of votes cast are elected as directors. Consequently any shares not voted will have no impact in the elec-tion of directors.

As of March 28, 1997, there were 34,631,135 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. As of that date, cer-tain members of the Marriott family (including various trusts established by members of the Marriott family) in the aggregate owned approximately 14.22% of the outstanding shares of Company Common Stock. The members of the Marriott family have indicated an intention to vote in accordance with the recommenda-tions of the Board of Directors regarding the two Proposals to be considered at the Annual Meeting. The Board of Directors recommends that shareholders vote for both Proposals One and Two.

All shares of Company Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the in-structions indicated in such proxies. If no instructions are indicated for Proposals One and Two, such proxies will be voted "FOR" the proposals.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the shareholders. If the Company pro-poses to adjourn the Annual Meeting by a vote of the shareholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with First Chicago Trust Company of New York in its capacity as Transfer Agent for the Company, at or before the Annual Meeting, a written notice of revoca-tion bearing a later date than the proxy, or (ii) duly executing a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the An-nual Meeting and voting in person. Attendance at the Annual Meeting does not in itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to First Chicago Trust Company of New York, P.O. Box 8611, Edison, New Jersey 08818-9119.

RELATION OF THE COMPANY TO HOST MARRIOTT CORPORATION AND MARRIOTT
INTERNATIONAL, INC.

The Company was previously an operating unit of Host Marriott Corporation, formerly named Marriott Corporation. By a distribution to Host Marriott Corpo-ration shareholders on December 29, 1995 ("Distribution"), the Company became a separate corporation, which today is engaged in food, beverage and merchan-dise concessions at airports, tollroads, shopping malls, sports stadiums and arenas and other entertainment venues. Previously, on October 8, 1993, Host Marriott Corporation had distributed to its shareholders the shares of its subsidiary, Marriott International, Inc. The Company is a separate corporation from Marriott International, Inc. A more detailed discussion of the relation-ship of the Company to its former parent corporation, Host Marriott Corpora-tion, and to Marriott International, Inc., may be found in the "Certain Trans-actions" section of this Proxy Statement.

DIRECTORS


[PHOTO OF       William J. Shaw      William J. Shaw is Chairman of the Board
WILLIAM J.      (Chairman of the     of Host Marriott Services Corporation. On
SHAW APPEARS    Board) Age: 51       March 31, 1997, he became President and
HERE]                                Chief Operating Officer of Marriott In-
                                     ternational, Inc. with responsibility for
                                     Marriott Lodging and the Marriott Service
                                     Group, as well as business information
                                     systems and technology, architecture and
                                     construction, and corporate human re-
                                     sources departments. Mr. Shaw joined
                                     Marriott Corporation in 1974, was elected
                                     Corporate Controller in 1979 and a Vice
                                     President in 1982. In 1985, he assumed
                                     responsibility for Marriott Corporation's
                                     Tax Department and Risk Management De-
                                     partment and was elected Senior Vice
                                     President--Finance. In 1986, Mr. Shaw was
                                     elected Senior Vice President--Finance
                                     and Treasurer. He was elected Executive
                                     Vice President and promoted to Chief Fi-
                                     nancial Officer in 1988. In 1992, he was
                                     elected President of the Marriott Service
                                     Group, which comprised Marriott Corpora-
                                     tion's contract services and discontinued
                                     restaurant business. In addition to his
                                     responsibilities as Chairman of the
                                     Board, Mr. Shaw also serves as Chair of
                                     the Executive Committee of the Company's
                                     Board.
--------------------------------------------------------------------------------

[PHOTO OF       J. Willard           J. Willard Marriott, Jr. is Chairman of
J. WILLARD      Marriott, Jr.        the Board and Chief Executive Officer of
MARRIOTT, JR.   Age: 65              Marriott International, Inc. He also
APPEARS HERE]                        serves as a director of Host Marriott
                                     Corporation, General Motors Corporation,
                                     Outboard Marine Corporation and the U.S.-
                                     Russia Business Council. He serves on the boards of trustees of the Mayo Founda-tion, the National Geographic Society and Georgetown University, and is a member of the Business Council and the Business
                                     Roundtable. J. Willard Marriott, Jr. and
                                     Richard E. Marriott are brothers.

[PHOTO OF        Richard E.           Richard E. Marriott is Chairman of the
RICHARD E.      Marriott Age: 58     Board of Host Marriott Corporation, and a
MARRIOTT                             director of Marriott International, Inc.
APPEARS HERE]                        Prior to his election as Chairman of the
                                     Board of Directors of Host Marriott Cor-
                                     poration, he served as Vice Chairman of
                                     the Board and as an Executive Vice Presi-
                                     dent of Marriott Corporation. He also
                                     serves as Chairman of the Board of First
                                     Media Corporation, President and trustee
                                     for the Marriott Foundation for People
                                     with Disabilities, and as a director of
                                     the Potomac Electric Power Company,
                                     Gallaudet University, Federal City Coun-
                                     sel, Polynesian Cultural Center, Primary
                                     Children's Center, Boys and Girls Club of
                                     America, Southeast Region, and the J.
                                     Willard Marriott Foundation. He is a past
                                     President of the National Restaurant As-
                                     sociation. Richard E. Marriott and J.
                                     Willard Marriott, Jr. are brothers.
--------------------------------------------------------------------------------

[PHOTO OF       William W.           William W. McCarten is President and
WILLIAM W.      McCarten Age: 48     Chief Executive Officer of the Company.
MCCARTEN                             Prior to the Distribution, he served as
APPEARS HERE]                        President of Host Marriott Corporation's
                                     Operating Group, which conducted substan-tially all of Host Marriott Corporation's airport, tollroad and other concession businesses now conducted by the Company.
                                     He joined Marriott Corporation in 1979 as
                                     Vice President and Controller, Corporate
                                     Accounting. He was promoted to Vice Pres-ident and Controller of the Roy Rogers
                                     Division in 1982 and became Vice Presi-
                                     dent, Group Finance in 1984. He was named
                                     Vice President and Corporate Controller
                                     and elected Chief Accounting Officer in
                                     1985. Mr. McCarten became Senior Vice
                                     President, Finance and Corporate Control-ler in 1986. In 1991, he became Executive
                                     Vice President, Host and Travel Plazas
                                     and in 1992 was elected President, Host
                                     Travel Plazas. In 1993, he was elected
                                     President of Host Marriott Corporation's
                                     Operating Group. In 1995, he became Pres-ident, Chief Executive Officer and a di-rector of the Company.

[PHOTO OF       Rosemary M.          Rosemary M. Collyer is a partner with the
ROSEMARY M.     Collyer Age: 51      law firm of Crowell & Moring in Washing-
COLLYER                              ton, D.C., where she practices labor and
APPEARS HERE]                        employment law and has served as Chairman
                                     of the firm's Management Committee. Prior
                                     to joining Crowell & Moring, Ms. Collyer
                                     served as General Counsel of the National
                                     Labor Relations Board. Ms. Collyer previ-
                                     ously served as Chairman of the Federal
                                     Mine Safety and Health Review Commission.
                                     Ms. Collyer was an attorney with the law
                                     firm of Sherman and Howard in Denver,
                                     Colorado before her government service.
                                     Ms. Collyer currently serves as Chair of
                                     the Compensation Policy Committee of the
                                     Company's Board.
--------------------------------------------------------------------------------

[PHOTO OF       R. Michael           R. Michael McCullough is the retired
R. MICHAEL      McCullough           Chairman and CEO of Booz-Allen & Hamilton
MCCULLOUGH      Age: 57              Inc., the international management and
APPEARS HERE]                        technology consulting firm. In his more
                                     than 30 years with Booz-Allen, he was
                                     elected a partner in the firm in 1971, in 1978 he became Managing Partner of the firm's Technology Center, and in 1984 he was elected Chairman and CEO. He has been a member of the Board of Directors of the Wolf Trap Foundation. He currently serves as director of Interstate Hotels, Inc., O'Sullivan Corporation, Watson Wyatt
                                     Worldwide, National Rehabilitation Hospi-tal and is Chairman of the Suburban Hos-pital Foundation. Mr. McCullough cur-rently serves as Chair of the Audit Com-mittee of the Company's Board.

[PHOTO OF       Gilbert T. Ray       Gilbert T. Ray is a partner with the law
GILBERT T.      Age: 52              firm of O'Melveny & Myers LLP, in Los An-
RAY APPEARS                          geles, California. He has extensive expe-
HERE]                                rience with corporate and international
                                     financings, as well as tax- exempt secu-
                                     rities. He also heads the governmental
                                     relations practice for the firm. Mr. Ray
                                     is Chairman of the Los Angeles Community
                                     Development Bank and a member of numerous
                                     boards including the Los Angeles Conven-
                                     tion & Visitors Bureau (Chairman of the
                                     Board for 1994--1995), the Los Angeles
                                     Area Chamber of Commerce, the NAACP Legal
                                     Defense Fund and the John Randolph Haynes
                                     and Dora Haynes Foundation.
--------------------------------------------------------------------------------

[PHOTO OF       Andrew J. Young      Andrew J. Young is Co-Chairman of
ANDREW J.       Age: 64              GoodWorks International, LLC. Ambassador
YOUNG APPEARS                        Young has spent more than 40 years in
HERE]                                public service. He was elected to three
                                     terms in the U.S. Congress, representing the Fifth Congressional District of Geor-gia. In 1977, he was appointed U.S. Am-bassador to the United Nations. He was elected Mayor of Atlanta, Georgia in 1981, and reelected in 1985. He is a di-rector of Delta Airlines, Thomas Nelson
                                     Publishing Company, Cox Communications,
                                     Film Fabricators, the Martin Luther King,
                                     Jr. Center, and the Argus Board. Ambassa-dor Young also serves as Chairman of the Southern Africa Enterprise Development
                                     Fund (SAEDF) and as a Trustee of Howard
                                     University. Ambassador Young currently
                                     serves as Chair of the Nominating and
                                     Corporate Governance Committee of the
                                     Company's Board.


--------------------------------------------------------------------------------

OWNERSHIP OF COMPANY SECURITIES

As of March 28, 1997, the Company had two outstanding classes of equity or eq-uity-linked securities: Company Common Stock and warrants to acquire shares of Company Common Stock ("Warrants"). None of the Company's directors, nominees or executive officers owns Warrants. The Company is not aware of any benefi-cial holder of 5% or more of the Warrants.

The following table sets forth information as to the shares of Company Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of March 12, 1997 by di-rectors, nominees, the chief executive officer and the four additional most highly compensated executive officers of the Company, as well as by all direc-tors and executive officers of the Company as a group, and to the best of the Company's knowledge, beneficial owners of 5% or more of Company Common Stock.

                                        SHARES OF COMPANY       % OF COMMON
                                           COMMON STOCK      STOCK OUTSTANDING
                                        BENEFICIALLY OWNED         AS OF
NAME                                   AS OF MARCH 12, 1997  MARCH 12, 1997(1)
----                                   --------------------  -----------------
DIRECTORS:
Rosemary M. Collyer...................          1,000                  *
J. Willard Marriott, Jr...............      2,425,320(2)(3)         7.00%
Richard E. Marriott**.................      2,692,440(2)(4)         7.77%
William W. McCarten...................        503,333(5)(6)         1.45%
R. Michael McCullough**...............              0                  *
Gilbert T. Ray**......................              0(10)              *
William J. Shaw.......................         17,150                  *
Andrew J. Young.......................              0(10)              *
NON-DIRECTOR EXECUTIVE OFFICERS:
Brian W. Bethers......................        107,860(5)               *
Joe P. Martin.........................         83,456(5)               *
John J. McCarthy......................        220,103(5)               *
Thomas G. O'Hare......................        162,199(5)               *
ALL DIRECTORS AND EXECUTIVE OFFICERS
 AS A GROUP:                                5,441,107(2)(6)        15.71%
Beneficial Owners of 5% or more:
  FMR Corporation.....................      3,220,851(7)            9.34%
  Foreign & Colonial Management Limit-
   ed.................................      2,087,500(8)            6.1 %
  Forstmann-Leff Associates Inc.......      2,113,871(9)            6.1 %

--------
*Less than one percent (1%).
** Nominee for Director for a term expiring at the annual shareholders meeting in 2000.
 (1) Based on the number of shares outstanding, plus the number of shares ac-quirable by the specified person(s) by stock option exercise within 60 days of, March 12, 1997.
 (2) Includes: (i) 328,003 shares held by J.W. Marriott, Jr. and Richard E. Marriott as co-trustees of trusts for the benefit of their children and 440,757 shares owned by The J. Willard Marriott Foundation, a charitable foundation of which J.W. Marriott, Jr. and Richard E. Marriott and their mother serve as co-trustees. These shares are reported as beneficially owned by both J.W. Marriott, Jr. and Richard E. Marriott, but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. The shares included herein do not include:
    (i) 229,843 shares owned and controlled by certain other members of the Marriott family, (ii) 333,477 shares held by a charitable annuity trust cre-ated by the will of J.W. Marriott, Sr., in which J.W. Marriott, Jr. and Richard E. Marriott have a remainder interest and of which their mother is trustee, or (iii) 13,813 shares held by the adult children of J.W. Marriott, Jr. and Richard E. Marriott, as trustees of 18 trusts established for the benefit of the grandchildren of J.W. Marriott, Jr. and Richard E. Marriott.
 (3) Includes, in addition to the shares referred to in footnote (2): (i) -0-shares subject to options exercisable within 60 days; (ii) 80,486 shares held as trustee of two trusts for the benefit of Richard E. Marriott;
     (iii) 13,586
     shares owned by J.W. Marriott, Jr.'s spouse; (iv) 102,163 shares owned by four trusts for the benefit of J.W. Marriott, Jr.'s children, of which his spouse serves as a co-trustee; (v) 3,683 shares owned by six trusts for the benefit of J.W. Marriott, Jr.'s grandchildren, of which his spouse serves as co-trustee; (vi) 16,000 shares owned by JWM Associates Limited Partners, whose general partner is a corporation of which J.W. Marriott, Jr. is the controlling shareholder, and (vii) 541,518 shares owned by JWM Family En-terprises Limited Partnership, whose general partner is a corporation of which J.W. Marriott, Jr. is the controlling shareholder.
 (4) Includes, in addition to the shares referred to in footnote (2): (i)
     17,415 shares subject to options exercisable within 60 days; (ii) 59,937 shares held in trust for the benefit of J.W. Marriott, Jr.; (iii) 13,544 shares owned by Richard E. Marriott's spouse; (iv) 120,764 shares owned by four trusts for the benefit of Richard E. Marriott's children, of which his spouse serves as a co-trustee; (v) 460,545 shares owned by
     First Media Limited Partners, whose general partner is a corporation of which Richard E. Marriott is the controlling shareholder; and (vi) 64,360 shares of Company restricted stock. Shares of Company restricted stock are voted by the holder of such stock.
 (5) Includes shares of restricted stock which are subject to forefeiture if performance goals established by the Compensation Policy Committee of the Board are not satisfied ("performance-based" restricted stock) or the ex-ecutive does not continue in employment with the Company ("time-based" restricted stock). The number of restricted shares as of March 12, 1997 are: Mr. McCarten 359,696, Mr. McCarthy 102,316, Mr. O'Hare 93,522, Mr. Bethers 65,979, and Mr. Martin 58,645 shares. The number of shares listed or beneficially owned also includes shares acquireable within 60 days of March 12, 1997 by the exercise of stock options. The number of such shares are: Mr. McCarten 9,250, Mr. McCarthy 3,920, Mr. O'Hare 1,820, Mr. Bethers 5,330, and Mr. Martin 653 shares. The number of shares listed also includes shares held in the executive's Company profit sharing plan account as follows: Mr. McCarthy 61,790; Mr. O'Hare 44,991; Mr. Bethers 9,664; and Mr. Martin 9,095.
 (6) All directors, nominees and executive officers as a group (other than
     J.W. Marriott, Jr. and Richard E. Marriott) beneficially owned an aggre-gate of 1,092,457 shares or 3.15% of Company Common Stock outstanding as of March 12, 1997. No shares of Company stock were sold by Mr. McCarten in 1996. The decline in Company shares beneficially owned by Mr. McCarten from last year results solely from the terms of his restricted stock award, which mandates that taxes due when restricted shares vest can only be paid in Company shares withheld at the time of vesting.
 (7) FMR Corp. reports that it has sole voting power with respect to 1,840 shares, has sole dispositive power with respect to 3,220,851 shares and beneficially owns 3,220,851 shares. FMR Corp.'s subsidiary, Fidelity Man-agement & Research Company ("FMR") beneficially owns 3,215,091 shares. 3,132,100 of those shares are held by the Fidelity Magellan Fund, for which FMR serves as investment adviser. Edward C. Johnson 3d and Abigail Johnson, through their control of FMR, each has sole power to dispose of 3,215,091 shares. Mr. Johnson and FMR Corp., through its control of Fi-delity Management Trust Company, each has the sole dispositive power over 5,760 shares and sole voting power of 3,920 shares held by institutional account(s). The address of FMR Corp., FMR and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109. Based on Amendment No. 1 to Schedule 13G filed February 11, 1997.
 (8) Foreign & Colonial Management Limited reports that it has shared voting and dispositive power with respect to 2,087,500 shares. Hypo Foreign & Colonial Management (Holdings) Limited also reports that it has shared voting and dispositive power with respect to 2,087,500 shares and that it owns 100% of the outstanding capital stock of Foreign & Colonial Manage-ment Limited. The principal address for Foreign & Colonial Management Limited and Hypo Foreign & Colonial Management (Holdings) Limited is Ex-change House, Primrose Street, London EC2A 2NY, England. Based on Sched-ule 13G dated February 10, 1997.
 (9) Represents shares of Company Common Stock held by Forstmann-Leff Associ-ates Inc. Forstmann-Leff Associates Inc. has indicated it has sole voting power with respect to 1,593,403 shares, shared voting power with respect to 109,337 shares, sole dispositive power with respect to 1,716,603 shares and shared dispositive power with respect to 397,268 shares. FLA Asset Management, Inc., a subsidiary of Forstmann-Leff Associates Inc., reports that it has shared voting power with respect to 104,120 shares and shared dispositive power with respect to 392,051 shares. Forstmann-Leff Associates, L.P. reports that it has shared voting and dispositive power with respect to 5,217 shares. FLA Asset Management, Inc. is the general partner of Forstmann-Leff Associates, L.P. The principal address for Forstmann-Leff Associates Inc. is 55 East 52nd Street, New York, New York 10055. Based on Schedule 13G dated February 13, 1997.
(10) Mr. Ray has requested that one hundred percent (100%) of future eligible director fees be deferred toward purchase of Company shares pursuant to the Company's Non-Employee Director Stock Plan. Mr. Young has requested that fifty percent (50%) of his future eligible fees be deferred in the same manner.
-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors is composed of eight members, seven of whom are not of-ficers or employees of the Company. The Board met five times in 1996.

The Board has four standing Committees: (i) Executive, (ii) Audit, (iii) Com-pensation Policy, and (iv) Nominating and Corporate Governance.

The members of the Executive Committee are William J. Shaw (Chair), William W. McCarten, and R. Michael McCullough. When the Board of Directors is not in session, this Committee is authorized to exercise all powers of the Board of Directors, subject to specific restrictions as to powers retained by the full Board of Directors. No change in the membership of the Executive Committee is contemplated for 1997. In 1996, the Committee met two times.

The Audit Committee is composed of three directors who are not employees of the Company: R. Michael McCullough (Chair), Gilbert T. Ray, and Rosemary M. Collyer. The Audit Committee meets at least three times a year with the inde-pendent auditors, management representatives, and internal auditors; recom-mends to the shareholders appointment of independent auditors; approves the scope of audits and other services to be performed by the independent and in-ternal auditors; and reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and opera-tional controls. The independent auditors, internal auditors and the General Counsel of the Company have unrestricted access to the Audit Committee and vice versa. No membership changes to the Audit Committee are contemplated for 1997. In 1996, the Committee met nine times.

The Compensation Policy Committee is composed of three directors who are not employees of the Company: Rosemary M. Collyer (Chair), Gilbert T. Ray and
R. Michael McCullough. The Compensation Policy Committee's functions include recommendations on policies and procedures relating to senior executive com-pensation and various employee stock plans, and approval of senior executive bonuses and stock awards. The Committee also establishes performance standards for senior executives and determines annually whether these performance stan-dards have been satisfied. No membership changes to the Compensation Policy Committee are contemplated for 1997. In 1996, the Committee met six times.

The Nominating and Corporate Governance Committee is composed of three direc-tors who are not employees of the Company: Ambassador Andrew J. Young (Chair), Rosemary M. Collyer, and R. Michael McCullough. It considers candidates for election as directors and is responsible for making recommendations with re-gard to corporate governance. In addition, the Committee fulfills an advisory function with respect to a range of matters affecting the Board of Directors and its Committees, including the making of recommendations with respect to qualifications of director candidates, compensation of directors, the selec-tion of committee chairs, committee assignments and related matters affecting the functioning of the Board. No change in the membership of the Committee is contemplated for 1997. In 1996, the Committee met one time.

Women and minorities hold three of the seven non-employee director positions on the Board. The Compensation Policy Committee is chaired by a woman and the Nominating and Corporate Governance Committee is chaired by an African-Ameri-can man.

Three of the four Committees of the Board (Audit, Compensation Policy and Nomi-nating and Corporate Governance) have a majority of their membership composed of women and minorities.

COMPENSATION OF DIRECTORS

Directors who are also officers of the Company receive no additional compensa-tion for their services as directors. Directors who are not officers receive an annual retainer fee of $25,000 (with the exception of the Chairman of the Board of Directors, who receives an annual retainer of $50,000) as well as an atten-dance fee of $1,250 for each shareholders' meeting, meeting of the Board of Di-rectors or meeting of a committee of the Board of Directors, regardless of the number of meetings held on a given day. The Chair of each committee of the Board of Directors receives an additional annual retainer fee of $1,250. The Chair of the Executive Committee, however, does not receive an annual retainer fee. Directors are reimbursed for ordinary and reasonable travel expenses and other out-of-pocket costs incurred in attending meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's ex-ecutive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Ex-change Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 1996. None of the Company's Reporting Persons failed to file any of the required reports on a timely basis with respect to transactions in the Company's equity securities in 1996.

EXECUTIVE OFFICERS

Provided below is information regarding the persons who are executive officers (but not directors) of the Company.

                                     BUSINESS EXPERIENCE PRIOR TO BECOMING
NAME AND TITLE          AGE           AN EXECUTIVE OFFICER OF THE COMPANY
--------------          ---          -------------------------------------
John J. McCarthy         50 John J. McCarthy joined Host International, Inc. in
 Executive Vice             1974 as General Manager for the Tampa Airport Hotel. In
 President, Business        1978 he was promoted to Director of Real Estate and he
 Development                served as Vice President, Hotel Operations beginning in
                            1979. In 1982 he was promoted to Regional Vice Presi-
                            dent of Marriott Corporation's Airport Division, North-
                            east. He was appointed Vice President of Marriott Cor-
                            poration's Travel Plazas Division in 1989. In 1991, he
                            served as Senior Vice President, Travel Plazas Opera-
                            tions. In 1992, he was appointed Senior Vice President,
                            Corporate Development and Marketing. Mr. McCarthy was
                            appointed Senior Vice President of Host Marriott Corpo-
                            ration's Operating Group in 1993. In 1995, Mr. McCarthy
                            was appointed Executive Vice President, Business Devel-
                            opment for the Company.
Thomas G. O'Hare         44 Thomas G. O'Hare joined Host International, Inc. in
 Executive Vice             1975 as a Food and Beverage Supervisor at Detroit Metro
 President, Operations      Airport. He was promoted to General Manager at Newark
                            International Airport in 1978. In 1984, he was named
                            Vice President of Corporate Development. He returned to
                            Operations in 1987 as Regional Vice President and be-
                            came Senior Vice President for Airports in 1993. Mr.
                            O'Hare was appointed Senior Vice President of Host
                            Marriott Corporation's Operating Group in 1993 and as-
                            sumed the position of Senior Vice President for Opera-
                            tions in 1994. In 1995, Mr. O'Hare was appointed Exec-
                            utive Vice President, Operations for the Company.
Brian W. Bethers         36 Brian W. Bethers joined Marriott Corporation in 1985 as
 Senior Vice President      a financial analyst in the Operations, Planning and
 and Chief Financial        Control Department. In 1989, he was promoted to Direc-
 Officer                    tor, Service Group Finance. Late in 1989 he became Di-
                            rector of the Host Operating Group Financial Planning
                            Department. In 1992, he became Senior Director, Corpo-
                            rate Development. He was appointed Vice President, Cor-
                            porate Development in 1993. Mr. Bethers returned to Fi-
                            nance in 1995 when he was appointed Senior Vice Presi-
                            dent and Chief Financial Officer of the Company.

                                     BUSINESS EXPERIENCE PRIOR TO BECOMING
NAME AND TITLE          AGE           AN EXECUTIVE OFFICER OF THE COMPANY
--------------          ---          -------------------------------------
Joe P. Martin            50 Joe P. Martin joined Marriott Corporation in 1988 as
 Senior Vice President      Assistant General Counsel for Labor Law and Litigation.
 and General Counsel        In 1992, he became Chief Labor Counsel for Marriott
                            Corporation's Hotel Group and in 1993 became Associate
                            General Counsel of Host Marriott Corporation, responsi-
                            ble for labor, employment litigation, employee bene-
                            fits, and executive compensation matters. Prior to
                            joining Marriott Corporation, he was with the law firm
                            of Fulbright & Jaworski and held senior trial attorney
                            positions with the Civil Rights Division of the United
                            States Department of Labor, J.C. Penney Company and
                            CIGNA Corporation. In 1995, Mr. Martin became Senior
                            Vice President and General Counsel of the Company.
Brian J. Gallant         47 Brian J. Gallant joined Marriott Corporation in 1986 as
 Vice President,            Controller, Travel Plazas Division. In 1990, he was
 Controller and Chief       promoted to Senior Director and Controller of the
 Accounting Officer         Travel Plazas Division, and, in 1992, he became Vice
                            President of Finance for the Division. In 1993, he was
                            promoted to Vice President of Finance and Development
                            for the Travel Plazas Division. In 1995, Mr. Gallant
                            became Vice President, Corporate Development of Host
                            Marriott Corporation's Operating Group and, in the same
                            year, was promoted to Controller of the Operating
                            Group. In 1996, Mr. Gallant was appointed Vice Presi-
                            dent, Controller and Chief Accounting Officer of the
                            Company.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPANY'S COMPENSATION POLICY COMMITTEE

THE COMMITTEE

The Compensation Policy Committee/1/ (the "Committee") of the Board of Direc-tors of the Company oversees the compensation of senior executives of the Com-pany to ensure that compensation serves to motivate and retain senior execu-tives while also being in the best interests of the Company and its sharehold-ers.

THE OBJECTIVES OF EXECUTIVE COMPENSATION

The Company has established three key objectives for its executive compensa-tion:

 . To build a strong relationship between shareholder return and executive com-pensation by providing a compensation level that motivates the achievement of objectives that drive shareholder value.

 . To provide performance-based rewards that effectively link compensation to the achievement of results.

 . To provide positive incentives that motivate achievement of both short and long term goals by offering competitive compensation that maintains a strate-gic balance between base compensation and incentive compensation so as to in-still a willingness to take well-calculated risks.

EXECUTIVE COMPENSATION

The Committee conducts an annual review of the components of executive compen-sation to ensure the competitiveness of the compensation of the Chief Executive Officer and the individuals who report directly to him. The Committee determines the compensation of direct reports of the Chief Executive Officer ("CEO"), and makes recommendations regarding the compensation of the CEO to the Board of Directors. The compensation of persons other than the CEO and his direct reports is determined by the management of the Company. Senior Compensation Executives of the Company present compensation recommenda-tions to the Committee for the CEO and his direct reports based on data ob-tained from independent compensation consultants, which reflect compensation practices of industry companies of approximately the Company's size. The Com-mittee establishes executive compensation based on this information. The Com-mittee generally sets executive compensation at the median level of the survey data.

Due to the Committee's and the Company's emphasis on pay for performance and the objective of building a strong relationship between shareholder return and executive compensation, executive compensation is weighted toward long-term stock incentives. In the case of the CEO and his direct reports, these stock incentives are presently weighted toward having a significant stake in the Company's growth through restricted stock awards.

ANNUAL CASH COMPENSATION

Annual cash compensation is made up of two components--base salary and annual cash incentives (bonus). The Committee annually reviews base salaries and an-nual cash incentives for the CEO and his direct reports and approves the appro-priate compensation and annual incentives. As discussed above, the Committee determines annual base salaries for the direct reports of the CEO based on rec-ommendations made to the Committee by the CEO and recommendations to the Com-mittee by the
--------
(1) The Committee is composed of three outside and non-employee directors. These directors are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "non- employee directors" under Se-curities Exchange Act of 1934 Rule 16 b-3.

Company's Vice President of Corporate Human Resources and outside compensation consultants retained to assist the Committee. The annual cash incentive for each executive is based on annual performance goals set by the Committee. For 1996, the performance goals included targeted levels of EBITDA, control profit margins, income before taxes, and business development growth. The Committee determined that annual cash incentive payouts to the CEO's direct reports for 1996 should range from 42.4% to 66.2% of their respective base salaries.

STOCK INCENTIVES

In order to link senior management's interests with those of the shareholders, the Committee relies on awards of stock options for key management who do not receive restricted stock. The Company has made stock awards and will make fu-ture awards under the 1995 Host Marriott Services Corporation Comprehensive Stock Plan (the "Comprehensive Plan"). The Committee is responsible for admin-istering the Comprehensive Plan.

Restricted stock is the current primary long-term incentive vehicle for the CEO and his direct reports. The Comprehensive Plan permits the Committee to approve awards subject to either "General Restrictions", usually relating to continued employment (the "time-based" awards), or "Performance Restrictions" (the "per-formance-based" awards). The Committee believes that performance-based awards are in the best interest of shareholders and thus the stock awards it makes are weighted more heavily toward such awards.

In 1996, the Committee approved new grants of Company restricted stock for each of the senior executives listed in the Summary Compensation Table, with the ex-ception of Mr. McCarten, who holds a five year grant previously awarded by Host Marriott Corporation. In February 1996, Mr. McCarten, and other senior execu-tives who held Host Marriott Corporation restricted stock awards, converted their remaining Host Marriott Corporation restricted stock into Company re-stricted shares containing time-based and performanced-based conditions ap-proved by the Committee. Both the converted Host Marriott Corporation awards and the new 1996 awards made by the Committee are 40% time-based (requiring each senior executive to continue in employment with the Company) and 60% per-formance-based, with two or three year vesting schedules. The Committee sets performance criteria based on significant measures of Company performance for each annual installment. The converted and new restricted stock awards mandate that taxes due when the installment of restricted stock is released be paid by withholding in shares. As a result, in all cases the number of shares released to the executive will be reduced by at least the current 28% federal income tax withholding requirement and the applicable state income tax rate. The Committee believes that the new awards and the converted awards closely align the inter-ests of the senior executives with the future growth of the Company, and with the Company's shareholders. For 1996, the Committee set financial goals to be achieved by the CEO and all other executives holding performance-based re-stricted stock. These financial goals were targeted levels of return on invest-ment, profitability, and liquidity. All targets for release of the performance-based restricted stock were satisfied and the maximum number of performance shares eligible for release were earned by the executives in 1996.

1996 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Committee recommends the total cash compensation of Mr. McCarten, which must be approved by the full Board of Directors. The Committee, however, is solely responsible for establishing performance-based compensation goals for the CEO's bonus and the release of restricted stock and for determining whether the Com-mittee's goals have been satisfied. In 1996, Mr. McCarten earned a base salary of $458,654. The Committee, with the approval of the Board, established 1996 annual cash incentive plans through which he could have earned 95% of his base salary. The 1996 annual cash incentive financial goals set for him by the Com-mittee involved targeted levels of EBITDA, control profit margins, income be-fore taxes, and business development growth. The Committee determined that Mr. McCarten earned a payout of 71.1% of his base salary.

No new stock based awards were made to Mr. McCarten in 1996. In 1993, when the Company was part of Host Marriott Corporation, Mr. McCarten received a five year grant of Host Marriott Corporation restricted stock. Forty percent of the award was time-based restricted stock, which requires him to continue in em-ployment, and sixty percent of the shares awarded were performance-based, re-quiring achievement of performance targets previously set by the Host Marriott Corporation Compensation Committee. On February 2, 1996, Mr. McCarten converted all of his remaining restricted shares of Host Marriott Corporation stock into Company restricted stock. The converted Company restricted shares also are forty percent time-based and sixty percent performance-based. The Committee sets the annual performance goals which Mr. McCarten must achieve for release of his performance-based restricted stock. For 1996, the Committee targeted levels of return on investment, profitability, and liquidity. On a pretax ba-sis, Mr. McCarten earned release of 105,199 performance-based restricted shares for 1996 and also earned release of 70,133 shares of time-based restricted stock.

POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION UNDER INTERNAL REVENUE CODE
SECTION 162(M)

Section 162(m) of the Internal Revenue Code limits the deductibility of compen-sation paid to certain executive officers to amounts up to $1 million unless certain requirements are met. Any compensation considered performance-based is not subject to the $1 million limitation on deductibility. The Committee's in-tention is to establish performance-based compensation for the Company's senior management and qualify appropriate compensation under the performance require-ments of Section 162(m).

  Respectfully submitted,

  Rosemary M. Collyer, Chair,
  Gilbert T. Ray, Member,
  R. Michael McCullough, Member,
  COMPENSATION POLICY COMMITTEE

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  Prior to the Distribution, the Company was part of Host Marriott Corporation and its senior management was employed by Host Marriott Corporation. The fol-lowing Summary Compensation Table sets forth the compensation paid during the past three fiscal years to the listed executive officers. Two of these years, 1994 and 1995, involved compensation paid by Host Marriott Corporation. The compensation amounts in the following table represent all compensation paid to each such individual in connection with his position with the Company in 1996 and with Host Marriott Corporation in 1994 and 1995. There are no employment agreements between the Company and each executive.

                          SUMMARY COMPENSATION TABLE

                                                       LONG-TERM COMPENSATION
                                                    -----------------------------
                                       ANNUAL
                                    COMPENSATION               AWARDS              PAYOUTS
                                 ------------------ ----------------------------- ----------
                                                        RESTRICTED     SECURITIES            ALL OTHER
                                                          STOCK        UNDERLYING    LTIP     COMPEN-
   NAME AND PRINCIPAL     FISCAL SALARY(1) BONUS(2) AWARDS(3)(4)(5)(8)  OPTIONS   PAYOUTS(6) SATION(7)
        POSITION           YEAR     ($)      ($)           ($)            (#)        ($)        ($)
   ------------------     ------ --------- -------- ------------------ ---------- ---------- ---------
William W. McCarten        1996   458,654  326,103             0                  1,071,767   27,975
 Chief Executive Officer   1995   311,723  202,800             0              0     593,003   16,286
  and President            1994   300,000  270,000             0              0     402,503   22,426
John J. McCarthy           1996   280,288  185,551       240,002                    396,945   39,999
 Executive Vice            1995   220,877  130,367             0              0     219,632   47,166
 President, Business       1994   205,113  208,166             0              0     149,075   68,580
 Development
Thomas G. O'Hare           1996   244,615  161,935       220,002                    332,445   12,636
 Executive Vice            1995   195,877  111,781             0              0     183,944   13,537
 President, Operations     1994   175,115  179,861             0              0     124,856    7,824
Brian W. Bethers           1996   188,558  115,586       240,002                    201,661    8,341
 Senior Vice President     1995   135,585   47,563         9,513              0           0    7,247
 and Chief Financial       1994   109,961   65,550         7,648         16,500           0    4,581
 Officer
Joe P. Martin              1996   173,269  106,214       140,001                    124,049    7,840
 Senior Vice President     1995   116,462   46,584             0              0      79,688    5,536
 and General Counsel       1994   106,600   37,310             0              0      37,547    4,829

--------
(1) Salary amounts include base salary earned and paid in cash during the fis-cal year and the amount of base salary deferred at the election of the ex-ecutive officer under the Company's Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Profit Sharing Plan") and the Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan") and prior Host Marriott Corporation plans.
(2) Bonus (annual cash incentive) includes the amount of cash bonus earned pursuant to the named individual's bonus plan during the fiscal year and paid subsequent to the end of each fiscal year. The 1996 bonus payments were paid in February 1997.
(3) This column of the table reports restricted stock and deferred bonus stock awards. Deferred bonus stock awards are discussed in footnote 4 below. The restricted shares reported in this column are shares subject to "General Restrictions" (see footnote 8). Restricted shares with "Performance Re-strictions" (see footnote 8) are reported as long-term incentive plan ("LTIP") awards and are not reported as restricted stock awards on this table. As further discussed in footnotes 5 and 8 to this table, the re-stricted stock awards for 1996 listed on this table vest ratably over three years (1996-1998) for Mr. Bethers, and vest ratably over two years (1997-1998) for Mr. McCarthy, Mr. O'Hare and Mr. Martin. No new restricted stock award was made in 1996 to Mr. McCarten.

    However, he continues to ratably vest a restricted stock award made in 1994, which will continue to vest over the next two years (1997-1998).
(4) The Deferred Stock Bonus Awards are stock awards granted by Host Marriott Corporation prior to the Distribution, which were generally derived based on dividing 20% of each individual's annual cash bonus award by the aver-age of the high and low trading prices for a share of Host Marriott Corpo-ration common stock on the New York Stock Exchange on the last trading day of the fiscal year. No voting rights or dividends are attributed to these Deferred Stock award shares until such award shares are distributed.
    Awards may be denominated as current (pre-retirement) awards or deferred (retirement) awards. A current award is distributed in 10 annual install-ments commencing one year after the award is granted. A vested deferred award is distributed in a lump sum or in up to 10 annual installments fol-lowing termination of employment. Deferred award shares contingently vest pro rata in annual installments commencing one year after the Deferred
    Stock Bonus Award is granted to the employee. These awards generally are not subject to forfeiture once the employee reaches age 55 and has 10 years of service, or after 20 years of service with Board approval, howev-er, the awards are not subject to forfeiture for any reason if the em-ployee dies or becomes permanently disabled. Each share of Host Marriott Corporation Deferred Stock Bonus Awards held by each executive listed in the Summary Compensation Table was split at the Distribution into one share of Company Deferred Bonus Stock for each five shares of Host
    Marriott Corporation Deferred Bonus Stock. Under the terms of the re-stricted stock grants made to them, Mr. McCarten, Mr. McCarthy, Mr. O'Hare and Mr. Martin were not eligible to receive awards of Deferred Bonus Stock in 1994, 1995, and 1996 and will continue not to be eligible through the end of fiscal year 1998. Each of these individuals received Deferred Bonus Stock awards for years prior to 1994 from Host Marriott Corporation which will continue to be distributed pursuant to the terms of the awards. Mr. Bethers was eligible to receive Deferred Bonus Stock Awards in 1994 and 1995, but did not receive restricted stock in those years. In 1996, Mr. Bethers received a restricted stock award (refer to footnote 5) and became ineligible for 1996 and continuing to the end of fiscal year 1998 to re-ceive any further Deferred Bonus Stock Awards. In January 1997, Mr. Mc-Carten, Mr. McCarthy, Mr. O'Hare, Mr. Bethers and Mr. Martin received a distribution of Company deferred stock from previous awards as follows:
    Mr. McCarten, 102 shares valued at $963; Mr. McCarthy, 326 shares valued at $3,077; Mr. O'Hare, 67 shares valued at $632; Mr. Bethers, 185 shares valued at $1,746; and Mr. Martin, 37 shares valued at $349. Values based on the average of the high and low of the trading prices of the Company stock on the New York Stock Exchange as of January 3, 1997.
(5) Mr. McCarten, Mr. McCarthy, Mr. O'Hare and Mr. Martin consented to the conversion of their entire remaining Host Marriott Corporation restricted stock awards of Host Marriott Corporation common stock to restricted stock in the Company, with a 15 percent conversion incentive. The number, value (on a pretax basis) and vesting schedule for the converted Host Marriott Corporation awards is Mr. McCarten, 535,028 shares, valued at $3,243,607 vesting ratably from 1996 through 1998; Mr. McCarthy, 68,287 shares, val-ued at $413,990, vesting in 1996; Mr. O'Hare, 57,187 shares, valued at $346,696, vesting in 1996; and Mr. Martin, 21,208 shares, valued at $128,574, vesting in 1996. These shares include both shares with "General Restrictions" and shares with "Performance-Based Restrictions." The value of the shares was calculated at $6.0625 per share, which was the average of the high and the low trading prices of a share of Company stock on the New York Stock Exchange on February 2, 1996. At the end of the fiscal year, on January 3, 1997, the values of these shares on a pre-taxed basis were for Mr. McCarten, $5,049,594; Mr. McCarthy, $644,493; Mr. O'Hare, $539,731; and for Mr. Martin, $200,161. Mr. Bethers did not hold Host Marriott Corporation restricted shares. The conversion was effective Feb-ruary 2, 1996. The Compensation Policy Committee of the Company made new awards of restricted stock subject to "General Restrictions" (time-based awards requiring continued employment) to Mr. McCarthy, Mr. O'Hare, Mr. Bethers and Mr. Martin on February 2, 1996. The awards vest ratably over two years (1997-8) for each executive except Mr. Bethers. His award vests ratably over three years (1996-8). The new time-based awards, before re-duction in the number of shares received by each individual as a result of applicable taxes, are as follows: Mr. McCarthy, 39,588 shares, Mr. O'Hare 36,289 shares, Mr. Bethers, 39,588, and Mr. Martin, 23,093 shares. The awards mandate that taxes be paid by withholding in shares. The number of shares awarded, after reduction of shares for applicable taxes at an as-sumed 28% federal withholding tax rate at a fair market value of $6.0625 per share on the date of the awards was: Mr. McCarthy, 28,503 shares, Mr. O'Hare 26,128 shares, Mr. Bethers 28,503 shares and Mr. Martin 16,627 shares. Additional shares are withheld from the listed executives to pay applicable social security and state taxes. As of January 3, 1997, when the average of the high and low of the trading prices of the Company stock on the New York Stock Exchange was $9.438, the pre-tax value of the awards were: Mr. McCarthy, $373,631; Mr. O'Hare, $342,495; Mr. Bethers, $373,631;
    and Mr. Martin, $217,951. During the period in which restrictions apply, holders of restricted stock are entitled to receive all dividends or other distributions paid with respect to such stock and are entitled to vote such shares. The shares cannot be sold, transferred or pledged until the restrictions are removed.
(6) For 1996, the pre-tax amounts attributed to LTIP Payouts represent the value for the Company performance-based restricted stock awards that vested following the close of the fiscal year. See footnote 8. The value stated is the average of the high and low trading prices of a share of Company stock on February 6, 1997, on the New York Stock Exchange, the date the performance restrictions were removed.
(7) For 1996, amounts included as "All Other Compensation" represent Company contribution amounts received under one or more of the Profit Sharing
    Plan, the Deferred Compensation Plan or the Supplemental Retirement Plan for certain employees (the "Supplemental Plan"). For 1996 for Mr. McCart-en, $3,600 was attributable to the Profit Sharing Plan and $24,375 was at-tributable to the Deferred Compensation Plan. For 1996 for

    Mr. McCarthy, $3,551 was attributable to the Profit Sharing Plan, $11,007 was attributable to the Deferred Compensation Plan, and $25,441 was attrib-utable to the Supplemental Plan. For 1996 for Mr. O'Hare, $3,563 was attrib-utable to the Profit Sharing Plan and $9,073 was attributable to the De-ferred Compensation Plan. For 1996 for Mr. Bethers, $3,569 was attributable to the Profit Sharing Plan and $4,771 was attributable to the Deferred Com-pensation Plan. For 1996 for Mr. Martin, $3,575 was attributable to the Profit Sharing Plan and $4,264 was attributable to the Deferred Compensation Plan. For 1994 and 1995, Host Marriott Corporation contributed the listed amounts under similar plans to those of the Company.
(8) Restricted stock grants held by Company executives consist of two awards: shares subject to restrictions relating primarily to the passage of time and continued employment ("General Restrictions" or "time-based" restric-tions) which vest ratably over a two, three or five year period and an award of stock subject to performance objectives such as financial perfor-mance of the Company ("Performance Restrictions" or "performance-based" restrictions), which also vest ratably over a two, three or five year pe-riod so long as the performance conditions are satisfied by the executive. The vesting schedule and values of these restricted stock awards with "General Restrictions," are discussed in footnote 5 to this table. Perfor-mance-based restricted stock awards made by the Committee to Mr. Bethers, Mr. Martin, Mr. McCarthy and Mr. O'Hare in February 1996 are reported in the text and footnotes related to "Long-Term Incentives." The performance-based restricted stock award to Mr. Bethers may vest ratably over three years (1996-8) and the awards to Mr. Martin, Mr. McCarthy, and Mr. O'Hare may vest ratably over two years (1997-8). The values of these performance based awards are discussed in footnotes 1 and 3 to the discussion of Long-Term Incentive Plans. Prior to the Distribution, performance objectives were established by the Host Marriott Corporation Compensation Policy Com-mittee and were subject to annual review and revision. The Company Compen-sation Policy Committee now administers the restricted stock awards of the executives pursuant to criteria set by the Committee. All restricted stock awards subject only to General Restrictions are presented on the Summary Compensation Table as "Restricted Stock Awards", and the value stated in the Summary Compensation Table is the fair market value on the date of the grant, February 2, 1996.

PERFORMANCE GRAPH

The graph below compares the cumulative total return of the Company's common stock against the cumulative total return of the S&P 500 Composite Stock Index and the Russell 2000 Index from December 29, 1995 through January 3, 1997. The Russell 2000 Index contains companies with a range of market capitalizations comparable to the Company. The Company has elected not to use a published in-dustry or line-of-business index because it believes that the Company has cer-tain but important differences from traditional food and beverage specialty companies, and it believes the indexes chosen better reflect the performance of the Company. These differences from traditional food and beverage specialty companies are more fully reflected in the Company's Annual Report and its An-nual Report on Form 10-K for 1996 that were enclosed with this Proxy Statement. The Company believes there is no published index with the exact product and service mix of the Company.

The phrase "total cumulative return" assumes that $100 was invested on December 29, 1995 in the Company's common stock and in each index and that all dividends were reinvested during the specified periods. The price performance of the Company's common stock shown below should not be viewed as being indicative of future performance.




                           [LINE GRAPH APPEARS HERE]


                                                                   Measurement Period (1)(2)
                                                    -----------------------------------------------------
                                                    December 29,1995    June 14, 1996    January 3, 1997
                                                    ----------------    -------------    ----------------
Host Marriott Services Corporation                        $100.00            $107.10          $137.50
S&P 500 Index                                              100.00             109.27           124.17
Russell 2000                                               100.00             112.37           114.53

(1) Assumes $100 invested on December 29, 1995 in Host Marriott Services Corporation Common Shares, the S&P 500 Index and Russell 2000 Index.

(2) Total Return assumes reinvestment of dividends.

STOCK OPTIONS

   The table below sets forth information regarding the exercise during fiscal 1996 of certain options by each of the persons listed on the preceding Summary Compensation Table and the value on January 3, 1997, the end of the Company's fiscal year, of all unexercised options held by such individuals. Information regarding Host Marriott Corporation ("HMC") stock options held by each listed executive is provided only because the Company was part of HMC until the Dis-tribution on December 29, 1995. This is the last year that the Company intends to report HMC options held by its executives. The Company and HMC are now sep-arate corporations. At the Distribution, HMC stock options then held by each executive were split into options on both Company and HMC shares in the ratio of one option to acquire Company stock for every five options to acquire Host Marriott Corporation stock. No stock options were awarded to the listed per-sons by Host Marriott Corporation or the Company in fiscal 1996.

                     AGGREGATED STOCK OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                      SHARES              OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON  VALUE           END(#)(2)           FISCAL YEAR-END($)(3)
                                     EXERCISE   REALIZED ------------------------- -------------------------
          NAME           COMPANY(1)     (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ---------- ----------- -------- ----------- ------------- ----------- -------------
William W. McCarten.....     HMS:          0          0     9,250            0        69,104            0
                             HMC:          0          0    46,250            0       578,961            0
                           TOTAL:          0          0    55,500            0       648,065            0
John J. McCarthy........     HMS:        148        600     3,920            0        28,848            0
                             HMC:     18,213    178,676     2,125            0        26,716            0
                           TOTAL:     18,361    179,276     6,045            0        55,564            0
Thomas G. O'Hare........     HMS:          0          0     1,820            0        14,177            0
                             HMC:          0          0     9,100            0       118,775            0
                           TOTAL:          0          0    10,920            0       132,952            0
Brian W. Bethers........     HMS:          0          0     5,330        2,500        29,047       11,092
                             HMC:          0          0    26,650       12,500       243,386       92,953
                           TOTAL:          0          0    31,980       15,000       272,433      104,045
Joe P. Martin...........     HMS:          0          0       653            0         4,407            0
                             HMC:          0          0     3,263            0        36,901            0
                           TOTAL:          0          0     3,916            0        41,309            0

--------
(1) "HMC" represents options to purchase Host Marriott Corporation common stock ("HMC Options"). "HMS" represents options to purchase Company Common Stock ("Company Options"). HMC Options held by employees of the Company were adjusted to reflect the Distribution by providing each option holder with the option to purchase one share of Company Common Stock for every option to purchase five shares of Host Marriott Corporation common stock held as of the close of business on December 29, 1995. The exercise price of the Company Options was set, and the price of the HMC Options was ad-justed, so that the economic value of the HMC Options prior to the Distri-bution was preserved and not increased or decreased as a result of the Distribution.
(2) Under the terms of restricted stock grants made to Mr. McCarten, Mr. Mc-Carthy, Mr. O'Hare, Mr. Bethers and Mr. Martin, they are not eligible to receive Company stock options or deferred bonus stock while they have out-standing restricted stock grants. The restricted stock grants to these ex-ecutives expire December 31, 1998.
(3) Based on a per share price for Company common stock of $9.438, and a per share price for Host Marriott Corporation common stock of $15.813. These prices reflect the average of the high and low trading prices on the New York Stock Exchange on January 3, 1997. The value of the options reflect the gain on the exercise of the option.

LONG-TERM INCENTIVE AWARDS

  The Compensation Policy Committee of the Company made Long-Term Incentive Plan ("LTIP") awards to four executive officers in 1996. The Company believes that these new awards will closely align the interests of these senior execu-tives with the Company's shareholders. No new LTIP award was made to the Chief Executive Officer. The awards are described in the following table.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS
                                             PERFORMANCE OR      UNDER NON-STOCK PRICE-BASED PLANS
                         NUMBER OF SHARES, OTHER PERIOD UNTIL ----------------------------------------
                          UNITS OR OTHER     MATURATION OR    THRESHOLD
          NAME             RIGHTS(#)(1)       PAYOUT(2)(3)    ($ OR #)  TARGET($ OR #) MAXIMUM($ OR #)
          ----           ----------------- ------------------ --------- -------------- ---------------
Brian W. Bethers........      59,381            3 years          N/A         N/A             N/A
Joe P. Martin...........      34,639            2 years          N/A         N/A             N/A
John J. McCarthy........      59,381            2 years          N/A         N/A             N/A
Thomas G. O'Hare........      54,433            2 years          N/A         N/A             N/A

--------
(1) The awards were made by the Company Compensation Policy Committee from the Company's Comprehensive Stock Plan on February 2, 1996. The shares awarded are performance-based restricted stock. The Committee annually sets the performance conditions which must be satisfied to earn release of the re-strictions. If the performance conditions are not satisfied, the shares are forfeited. In 1996, the performance conditions set by the Committee were targeted levels of return on investment, profitability and liquidity. The awards are subject to applicable federal and state taxes, which must be satisfied in shares. The pre-tax adjusted value of the awards on the date of the grants at $6.0625 per share, were: Mr. Bethers $359,997; Mr. Martin $209,999; Mr. McCarthy $359,997; and Mr. O'Hare $330,000. However, the after federal tax value of the awards (at 28% withholding) are: Mr. Bethers $259,096; Mr. Martin $151,137; Mr. McCarthy $259,096; and Mr. O'Hare $237,502. The awards mandate that withholding taxes be paid in shares.
(2) The awards may vest ratably over three years (1996-1998) for Mr. Bethers, and over two years (1997-1998) for Mr. Martin, Mr. McCarthy, and Mr. O'Hare.
(3) The pretax values of the LTIP awards, using the average of the high and low of the Company stock traded on the New York Stock Exchange on January 3, 1997, which was $9.438 per share, are as follows: Mr. Bethers, $560,437; Mr. Martin, $326,922; Mr. McCarthy, $560,437; and Mr. O'Hare,
    $513,738. Performance conditions for 1996 and 1997 have been, and in the case of 1998 will be, set by the Company's Compensation Policy Committee.

CERTAIN TRANSACTIONS

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT CORPORATION AND MARRIOTT INTERNATIONAL, INC.

J.W. Marriott, Jr. and Richard E. Marriott beneficially own approximately 7.00% and 7.77%, respectively, of the outstanding shares of common stock of the Com-pany. By reason of their ownership of such shares of common stock of the Com-pany and their positions as Directors, J.W. Marriott, Jr. and Richard E. Marriott, who are also Directors of Host Marriott Corporation and Marriott In-ternational, Inc., would be deemed in control of the Company within the meaning of the federal securities laws. Other members of the Marriott family might also be deemed in control of the Company by reason of their ownership of Company shares and/or their relationship to other family members.

Prior to the Distribution, the Company and Host Marriott Corporation ("HMC") entered into a Distribution Agreement, which provided for, among other things,
(i) certain asset transfers to occur prior to the Distribution, (ii) the Dis-tribution, (iii) the division between the Company and HMC of certain liabili-ties and (iv) certain other agreements governing the relationship between the Company and HMC following the Distribution.

Among the other agreements between the Company and HMC are:

(i) Tax Sharing Agreement. This Agreement defines the parties' rights and obli-gations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to the Company for tax years prior to the Distribution and with respect to certain tax matters of the Company after the Distribution.

(ii) Employee Benefits Allocation Agreement. This Agreement allocates certain responsibilities with respect to employee compensation, benefits and other em-ployment and labor matters.

(iii) Transitional Services Agreements. The Company and HMC also entered into a number of agreements pursuant to which each company agreed to provide certain services to the other and their respective subsidiaries for a transitional pe-riod which has now expired. Such services were provided on market terms and conditions.

In addition, HMC has agreed to guarantee the Company's performance in connec-tion with certain concessions operated by the Company. HMC has not been re-quired to make any payments pursuant to these guarantees and the Company does not anticipate that any such payments will be made in 1997.

Also, in connection with the Distribution, the Company and Marriott Interna-tional, Inc. ("Marriott International") have entered into service agreements substantially similar to pre-existing agreements between HMC and Marriott In-ternational or, alternatively, the Company has accepted an assignment of cer-tain agreements between HMC and Marriott International. These include agree-ments for administrative, consulting and procurement services ("MI Agree-ments"). The amount of the payments to be made to Marriott International under the MI Agreements in fiscal 1997 will depend on the level of services and sup-plies provided thereunder. In 1996, the approximate value of food and supplies the Company purchased from affiliates of Marriott International was $77.0 mil-lion. The Company also paid Marriott International $10.7 million in 1996 for corporate services such as computer systems support and other services.

PROPOSAL ONE: DIRECTOR NOMINEES

The Board of Directors of the Company is composed of eight directors, seven of whom are not officers or employees of the Company. The Certificate of Incorporation classifies the current eight-member Board of Directors into three classes. Each director serves for three years.

The terms of office of Richard E. Marriott, R. Michael McCullough and Gilbert
T. Ray expire at the 1997 Annual Meeting. The Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, chaired by Ambassador Andrew J. Young and composed entirely of outside direc-tors of the Company, has nominated and recommends the re-election of Mr. Marriott, Mr. McCullough and Mr. Ray, each for a three-year term as director expiring at the 2000 Annual Meeting of Shareholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Marriott, Mr. McCullough and Mr. Ray.

If elected, each have consented to serve as directors for terms of three years and until their respective successors are elected and qualified. Further infor-mation with respect to the nominees is set forth under the section entitled "Directors." Although it is not contemplated that any nominee will be unable to serve as director, in such event, the proxies will be voted by the proxy hold-ers for such other person or persons as may be designated by the present Board of Directors.

The Board of Directors of the Company unanimously recommends a vote FOR Richard
E. Marriott, R. Michael McCullough and Gilbert T. Ray as directors of the Com-pany for terms expiring at the Annual Meeting of Shareholders in 2000.

PROPOSAL TWO: APPOINTMENT OF AUDITORS

Subject to shareholder approval, the Board of Directors, acting through its Au-dit Committee, has appointed Arthur Andersen LLP ("Arthur Andersen"), a firm of independent public accountants, to audit and report to shareholders on the con-solidated financial statements of the Company and its subsidiaries for fiscal year 1997. Arthur Andersen served as the public accountants of the Company for fiscal year 1996. Representatives of Arthur Andersen will be present at the An-nual Meeting, will have an opportunity, if they so desire, to make a statement, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH APPOINTMENT.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The Annual Meeting for 1998 is tentatively scheduled to be held on Wednesday, May 13, 1998. Any shareholder who meets the requirements of the proxy rules un-der the Securities Exchange Act of 1934 may submit to the Board of Directors proposals to be considered for submission to the shareholders at the 1998 An-nual Meeting. Any such proposal should be submitted in writing by notice deliv-ered or mailed by first-class United States mail, postage prepaid, to the Gen-eral Counsel, Host Marriott Services Corporation, 6600 Rockledge Drive, Depart-ment 72/928.83, Bethesda, Maryland 20817 and should be received no later than December 10, 1997 to be eligible for inclusion in the proxy materials for that meeting. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced; (b) the number of shares of Company Common Stock held of record, owned beneficially and repre-sented by proxy by such shareholder as of the date of such notice; and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chair-man of the meeting may refuse to acknowledge the introduction of any share-holder proposal not made in compliance with the foregoing procedures.

Any shareholder who meets the requirements of the proxy rules under the Securi-ties Exchange Act of 1934 may nominate a candidate for director of the Company. Any such nomination should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the General Coun-sel, Host Marriott Services Corporation, 6600 Rockledge Drive, Dept. 72/928.83, Bethesda, Maryland 20817 and must be received by December 10, 1997. Any such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a rep-resentation that the shareholder is a holder of record of Company Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares held of record, owned beneficially and represented by proxy by such shareholder as of the date of the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would be re-quired to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or in-tended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by directors, officers, and regular employees of the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from shareholders. MacKenzie Partners, Inc. will re-ceive a fee of $7,000 plus reimbursement of certain ordinary and reasonable out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the New York Stock Exchange, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of the solicitation will be borne by the Company.

1996 FORM 10-K AND ANNUAL REPORT

All shareholders of record on the Annual Meeting Record Date will receive with this Proxy Statement a copy of both the Company's 1996 Annual Report and the 1996 Form 10-K filed with the Securities and Exchange Commission. Any share-holder who desires additional copies of the Company's 1996 Annual Report or the 1996 Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the General Counsel, Host Marriott Services Corporation, 6600 Rockledge Drive, Dept. 72/928.83, Bethesda, Maryland 20817. A charge equal to the reproduction cost will be made if the exhibits are requested.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joe P. Martin

Joe P. Martin
General Counsel

                       ANNUAL MEETING OF SHAREHOLDERS
                    OF HOST MARRIOTT SERVICES CORPORATION

 The 1997 Annual Meeting of Shareholders of Host Marriott Services Corporation will be held on Tuesday, May 13, 1997 at the Marina Beach Marriott Hotel, located at 4100 Admiralty Way, Marina Del Rey, California 90292. The meeting will begin at 11:00 a.m.

 To make overnight reservations at the hotel, please call the hotel directly.

                         MARINA BEACH MARRIOTT HOTEL
                             4100 ADMIRALTY WAY
                      MARINA DEL REY, CALIFORNIA 90292
                               (310) 301-3000

 Directions to the hotel:

 FROM LOS ANGELES INTERNATIONAL AIRPORT: Take Sepulveda Boulevard north to Lincoln Boulevard. Turn left on Fiji Way. Turn right on Admiralty Way.

[LETTERHEAD OF HOST MARRIOTT SERVICES APPEARS HERE]

--------------------------------------------------------------------------------
PROXY

                      HOST MARRIOTT SERVICES CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD TUESDAY, MAY 13, 1997, 11:00 A.M.


        The undersigned appoints William J. Shaw and William W. McCarten as Proxies. Each shall have power to appoint his substitute. They are authorized to represent and vote, as designated on the reverse side, all shares of Host Marriott Services Corporation common stock held of record by the undersigned on March 28, 1997, at the Annual Meeting of Shareholders to be held on May 13, 1997, or any adjournment thereof. The Board of Directors recommends votes FOR proposals 1 and 2.

Nominees for election as directors for             COMMENTS OR CHANGE OF ADDRESS
three-year terms expiring at the 2000
Annual Meeting.                                  -------------------------------

                                                 -------------------------------
Richard E. Marriott
                                                 -------------------------------
Gilbert T. Ray
                                                 -------------------------------
R. Michael McCullough                             (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card)

                                                          SEE REVERSE
                                                              SIDE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            Detach Proxy Card Here


                     [LOGO OF HOST MARRIOTT APPEARS HERE]
                        ANNUAL MEETING OF SHAREHOLDERS
                             6600 Rockridge Drive
                         Bethesda, Maryland 20817-1109

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, MAY 13, 1997

April 9, 1997

The Annual Meeting of Shareholders of Host Marriott Services Corporation (the "Company") will be held on Tuesday, May 13, 1997, at 11:00 a.m. at the Marina Beach Marriott Hotel, 4100 Admiralty Way, Marina Del Ray, California 90292. Doors to the meeting will open at 11:00 a.m.

The Meeting will be conducted:

1. To consider and vote upon the following proposals described in the accompanying Proxy Statement, which provide for:

    (i)   Proposal One: The election of Richard E. Marriott, Gilbert T. Ray and
          R. Michael McCullough as directors for three-year terms expiring at the 2000 Annual Meeting; and

    (ii) Proposal Two: The ratification of the appointment of Arthur Anderson LLP as independent auditors.

2.  To transact such other business as may properly come before the meeting.

Shareholders of Record at the close of business on March 28, 1997 will be entitled to notice of and to vote at this meeting.

                                        Joe P. Martin
                                        General Counsel


--------------------------------------------------------------------------------